REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and Shareholders of Eaton
Vance California Municipal Income Trust,
Eaton Vance Massachusetts Municipal
Income Trust, Eaton Vance Michigan
Municipal Income Trust, Eaton Vance
National Municipal Income Trust (formerly
known as Eaton Vance Florida Municipal
Income Trust), Eaton Vance New Jersey
Municipal Income Trust, Eaton Vance New
York Municipal Income Trust, Eaton Vance
Ohio Municipal Income Trust, and Eaton
Vance Pennsylvania Municipal Income
Trust:
In planning and performing our audits of the
financial statements of Eaton Vance
California Municipal Income Trust, Eaton
Vance Massachusetts Municipal Income
Trust, Eaton Vance Michigan Municipal
Income Trust, Eaton Vance National
Municipal Income Trust (formerly known as
Eaton Vance Florida Municipal Income
Trust), Eaton Vance New Jersey Municipal
Income Trust, Eaton Vance New York
Municipal Income Trust, Eaton Vance Ohio
Municipal Income Trust, and Eaton Vance
Pennsylvania Municipal Income Trust
(individually, the "Trust", collectively, the
"Trusts"), as of and for the year ended
November 30, 2008, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Trusts' internal
control over financial reporting, including
controls over safeguarding securities, as a
basis for designing our auditing procedures
for the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on
the effectiveness of the Trusts' internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Trusts is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A trust's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A trust's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the trusts; (2) provide
reasonable assurance that transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally accepted accounting principles,
and that receipts and expenditures of the
trusts are being made only in accordance
with authorizations of management and
trustees of the trusts; and (3) provide
reasonable assurance regarding prevention
or timely detection of unauthorized
acquisition, use, or disposition of a trust's
assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a trust's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Trusts' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Trusts' internal control
over financial reporting and their operation,
including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of November
30, 2008.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance California
Municipal Income Trust, Eaton Vance
Massachusetts Municipal Income Trust,
Eaton Vance Michigan Municipal Income
Trust, Eaton Vance National Municipal
Income Trust (formerly known as Eaton
Vance Florida Municipal Income Trust),
Eaton Vance New Jersey Municipal Income
Trust, Eaton Vance New York Municipal
Income Trust, Eaton Vance Ohio Municipal
Income Trust, and Eaton Vance
Pennsylvania Municipal Income Trust and
the Securities and Exchange Commission
and is not intended to be and should not be
used by anyone other than these specified
parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 20, 2009